UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2025 (July 21, 2025)

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Charlton Street, Unit RET B

New York, New York 10014

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 726-8898

1441 Broadway, 30th Floor

New York, New York 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On July 21, 2025, Aether Holdings, Inc. (the “Company”) entered into a certain Purchase and Sale Agreement dated July 21, 2025 (the “Purchase Agreement”) with 537 Greenwich Owner, LLC (the “Seller”), pursuant to which the Company agreed to purchase from the Seller the retail level office space located at 110 Charlton Street, Unit RET B, New York, NY 10014 (the “Property”). On October 14, 2025, the Company assigned the Purchase Agreement to its wholly owned subsidiary, 537 Greenwich LLC (the “Purchaser”), an entity formed for the purpose of holding the Property. The purchase price for the Property was $1,080,000.00, and the Company paid a deposit of $108,000.00 in accordance with the Purchase Agreement. The Purchase Agreement contained standard representations and warranties of the parties thereto. In addition, the Seller agreed to deliver the Property with certain office furniture for no additional consideration.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed hereto as Exhibit 10.1.

Item 2.01. Completion of Acquisition or Disposition of Assets

Acquisition of Office Space

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

On December 19, 2025, the Purchaser completed the acquisition of the Property from the Seller pursuant to the Purchase Agreement (the “Closing”). Under the terms of the assignment, the Purchaser was the acquiror under the Purchase Agreement for purposes of the Closing and acquired the Property from the Seller at the Closing. The purchase price for the Property was $1,080,000.00 and the total consideration paid to the Seller, which included repayment for certain condominium associated fees and real estate taxes, was $1,089,071.00. Additionally, the transaction costs associated with the Closing totaled $191,768.11. The Company funded the purchase using cash on hand, and the deposit paid in connection with the Purchase Agreement ($108,000.00) was applied to the satisfaction of the purchase price.

The Property consists of a retail level office space within Greenwich West, a mixed-use development located in the Hudson Square neighborhood in New York City. The Property comprises approximately 1,600 square feet and will serve as the Company’s new corporate headquarters.

There are no material relationships between the Company (or its affiliates) and the Seller.

Item 8.01 Other Events.

Effective December 22, 2025, the Company’s principal executive office is located at the Property.

On December 22, 2025, the Company issued a press release announcing the Closing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of July 21, 2025, by and between Aether Holdings, Inc. and 537 Greenwich Owner, LLC
99.1	Press Release, dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2025	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
	Name:	Nicolas Lin
	Title:	Chief Executive Officer